SECOND ALLONGE AND MODIFICATION AGREEMENT

This SECOND ALLONGE AND MODIFICATION AGREEMENT ("Modification") is entered into this 30th day of January, 2015 and effective December 31, 2014, by and between JOHN D. GIBBS ("Lender"); and MAGELLAN GOLD CORPORATION, a Nevada corporation ("Borrower");

RECITALS

A.

Borrower executed and delivered to Lender its Credit Agreement dated December 31, 2012, as previously modified, with a Maximum Line Balance in the original principal amount of $750,000 (the “Credit”).

B.

Under the Credit, the Borrower has drawn advances, each evidenced by an Unsecured Convertible Credit Note (the “Note”).

C.

Borrower has requested, and Lender is willing to agree to, an increase in the Maximum Credit Balance as that term is defined within the Credit and Note.

AGREEMENT

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Acknowledgement of Recitals.  Borrower and Lender acknowledge and agree that the foregoing Recitals are true and correct statements of fact and that as of the date of this Modification, they are indebted to Lender for the Current Outstanding Balance as set forth in the foregoing Recitals

2.

Modification of Credit.  Effective as of the date of this Modification, the terms of the Credit and Notes shall be modified as follows:

2.1

Credit Facility.  The Lender hereby agrees to increase the total credit facility available to Borrower to the maximum amount of Nine Hundred Thousand and 00/100 Dollars ($900,000) (the “Maximum Credit Balance”).

2.2

Maturity Date.  Lender's commitment to lend hereunder terminates on December 31, 2015 (the "Termination Date"), if not sooner terminated under Section 8 of the Credit.

3.

Authority to Enter into this Modification.  Borrower hereby states that it has the requisite authority to enter into this Modification and hereby indemnifies Lender from any and all claims or losses which Lender may incur as a result of any party lacking the necessary requisite authority to enter into this Modification.  All parties agree to execute any additional documentation or provide any additional documentation as may be reasonably requested by Lender to properly and further effectuate the terms of this Modification.

4.

Governing Law.  This Modification shall be governed by the laws of the State of Nevada.  The prevailing party in any litigation hereunder shall be entitled to recover reasonable legal fees and costs in addition to all other damages and remedies at law.

5.

No Representations Language/No Endorsement of Success or Feasibility.  Borrower understands and agrees that Lender's consent to this Modification is not to be construed by it or any other party as an endorsement or acknowledgment by Lender, either explicitly or implicitly, of the feasibility or likelihood of success of this Modification.  Further, Lender makes no representations regarding the tax consequences of this transaction.

6.

Successors Bound/Integration.  The provisions of this Modification shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto.  This Modification incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

7.

Severability.  The invalidity or unenforceability of any term or provision of this Modification shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Modification shall be valid and enforceable to the fullest extent permitted by law.

8.

Counterparts.  This Modification may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

IN WITNESS WHEREOF, the undersigned have caused this Second Allonge and Modification to be executed as of the day and year first above written.

MAGELLAN GOLD CORPORATION,

a Nevada corporation

By:  _/s/ John C. Power

/s/ John D. Gibbs-----------------

          John C. Power, President

JOHN D. GIBBS

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